Calculation of Filing Fee Tables
S-3
Sabra Health Care REIT, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(o)			$ 640,680,468.00	0.0001531	$ 98,088.18
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock	415(a)(6)	109,319,532					S-3	333-268285	11/10/2022	$ 12,275.77
			Total Offering Amounts:				$ 640,680,468.00		$ 98,088.18
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 98,088.18
Offering Note
[1]	(1) The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fee for the Registration Statement No. filed with the SEC on August 5, 2025 (the "Registration Statement"). (2) Sabra Health Care REIT, Inc. previously registered shares of common stock having an aggregate offering price of up to $500,000,000, offered by means of a 424(b)(5) prospectus supplement, dated February 23, 2023 (the "Prior Prospectus Supplement"), pursuant to a Registration Statement on Form S-3 (File No. 333-268285), filed with the Securities and Exchange Commission on November 10, 2022 (the "Prior Registration Statement"). In connection with the filing of the Prior Prospectus Supplement, Sabra Health Care REIT, Inc. made a contemporaneous fee payment in the amount of $2,751.38 with respect to shares of common stock having an aggregate offering price of $24,967,125 offered by the Prior Prospectus Supplement and applied a fee of $53,394.89 that was previously paid in connection with shares of common stock having an aggregate offering price of $475,032,875 that remained unsold under a 424(b)(5) prospectus supplement, dated August 6, 2021, pursuant to a Registration Statement on Form S-3 (File No.333-235449), filed with the Securities and Exchange Commission on December 11, 2019 (the "2019 Registration Statement") that were included in the Prior Registration Statement pursuant to Rule 415(a)(6) under the Securities Act. $9,837.22 of such $53,394.89 fee was applied from a fee previously paid in connection with $75,787,482 of unsold shares form Sabra Health Care REIT, Inc.'s registration of shares of common stock having an aggregate offering price of up to $400,000,000, offered by means of a 424(b)(5) prospectus supplement, dated December 11, 2019, pursuant to the 2019 Registration Statement. As of the date of the Registration Statement, shares of common stock having an aggregate offering price of $109,319,532 were not sold under the Prior Registration Statement (the "Unsold Shares). Pursuant to Rule 415(a)(6) under the Securities Act, a registration fee of $12,275.77 that has already been paid and remains unused with respect to the Unsold Shares is being applied to the aggregate offering price of shares of common stock being offered under this prospectus supplement. Accordingly, a registration fee of $98,088.18 is being paid herewith, which covers the remaining $640,680,468 in aggregate offering price in respect of the newly registered securities being offered under this prospectus supplement.

[2]	Sabra Health Care REIT, Inc. previously registered shares of common stock having an aggregate offering price of up to $500,000,000, offered by means of a 424(b)(5) prospectus supplement, dated February 23, 2023 (the "Prior Prospectus Supplement"), pursuant to a Registration Statement on Form S-3 (File No. 333-268285), filed with the Securities and Exchange Commission on November 10, 2022 (the "Prior Registration Statement"). In connection with the filing of the Prior Prospectus Supplement, Sabra Health Care REIT, Inc. made a contemporaneous fee payment in the amount of $2,751.38 with respect to shares of common stock having an aggregate offering price of $24,967,125 offered by the Prior Prospectus Supplement and applied a fee of $53,394.89 that was previously paid in connection with shares of common stock having an aggregate offering price of $475,032,875 that remained unsold under a 424(b)(5) prospectus supplement, dated August 6, 2021, pursuant to a Registration Statement on Form S-3 (File No.333-235449), filed with the Securities and Exchange Commission on December 11, 2019 (the "2019 Registration Statement") that were included in the Prior Registration Statement pursuant to Rule 415(a)(6) under the Securities Act. $9,837.22 of such $53,394.89 fee was applied from a fee previously paid in connection with $75,787,482 of unsold shares form Sabra Health Care REIT, Inc.'s registration of shares of common stock having an aggregate offering price of up to $400,000,000, offered by means of a 424(b)(5) prospectus supplement, dated December 11, 2019, pursuant to the 2019 Registration Statement. As of the date of the Registration Statement, shares of common stock having an aggregate offering price of $109,319,532 were not sold under the Prior Registration Statement (the "Unsold Shares). Pursuant to Rule 415(a)(6) under the Securities Act, a registration fee of $12,275.77 that has already been paid and remains unused with respect to the Unsold Shares is being applied to the aggregate offering price of shares of common stock being offered under this prospectus supplement. Accordingly, a registration fee of $98,088.18 is being paid herewith, which covers the remaining $640,680,468 in aggregate offering price in respect of the newly registered securities being offered under this prospectus supplement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A